Exhibit 11

                                MULTIMEDIA, INC.
          Computation of Primary and Fully Diluted Earnings per Share

                                                                  Three Months Ended

                                                               3/31/94          3/31/93
Primary
Earnings before cumulative effect of changes
   in accounting principles                                 $17,334,000        15,198,000
Cumulative effect of changes in accounting principles               ---        14,332,000
                                                             ----------        ----------
Net earnings applicable to
   common and common equivalent shares                      $17,334,000        29,530,000
                                                             ----------        ----------

Shares:
Weighted average number of
   common and common equivalent
   shares outstanding                                        38,362,000        38,246,000
                                                             ----------        ----------
Earnings before cumulative effect of changes in
   accounting principles                                    $       .45               .40
Cumulative effect of changes in accounting principles                --               .37
Net earnings per share                                              .45               .77


Fully Diluted

Earnings before cumulative effect of changes
   in accounting principles                                 $17,334,000        15,198,000
Cumulative effect of changes in accounting principles               ---        14,332,000
                                                             ----------        ----------
Net earnings applicable to
   common and common equivalent shares                      $17,334,000        29,530,000
                                                             ----------        ----------

Shares:
Weighted average number of
   common and common equivalent
   shares assuming ending
   market price                                              38,361,000        38,293,000
                                                             ----------        ----------
Earnings before cumulative effect of changes in
   accounting principles                                    $       .45               .40
Cumulative effect of changes in accounting principles                --               .37
Net earnings per share                                              .45               .77
